Exhibit 99.1

For Further Information:

Steven R. Lewis, President & CEO

Paul S. Musgrove, CFO

(330) 373-1221

First Place Financial Corp. Renews Share Repurchase Program

Warren, Ohio, March 21, 2006 – The First Place Financial Corp. “First Place,” (NASDAQ: FPFC), March 2005 authorization to repurchase its common stock has expired. The Board of Directors authorized a new share repurchase program today to buy back up to 500,000 shares of First Place’s common stock over the next year in open market or in privately negotiated transactions in accordance with applicable rules and regulations of the Securities and Exchange Commission. First Place believes that the repurchase of its shares can represent an attractive investment opportunity that would benefit First Place and its shareholders. First Place’s Board of Directors approved this repurchase program based on current market and economic factors, the effect on shareholder dilution, adequacy of capital and the effect on liquidity. The repurchased shares will become treasury shares and may be used to meet First Place’s requirements for shares of common stock under its dividend reinvestment plan, stock option or other stock based plans, as consideration in an acquisition or for general corporate purposes.

At this time, First Place does not anticipate making purchases under this authorization while its acquisition of The Northern Savings & Loan Company of Elyria, Ohio, is pending. The acquisition is subject to approval of Northern’s shareholders, approval of regulatory authorities and satisfaction of certain closing conditions and is expected to close in May or June of 2006.

About First Place Financial Corp.

First Place Financial Corp., a $2.6 billion financial services holding company based in Warren, Ohio, is the largest publicly traded thrift headquartered in Ohio. First Place Financial Corp. includes First Place Bank, with 21 retail locations, 2 business financial service centers and 11 loan production offices; Franklin Bank, a division of First Place Bank, with 5 retail locations and 4 loan production offices; First Place Insurance

Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on First Place’s web site: www.firstplacebank.com.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by First Place Financial Corp. with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause First Place’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas First Place conducts business, which could materially impact credit quality trends, changes in laws, regulations or policies of regulatory agencies, fluctuations in interest rates, demand for loans in the market areas First Place conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. First Place wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. First Place undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.